FRESH START PRIVATE MANAGEMENT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
JUNE 30, 2011

	Fresh Start Private	Fresh Start
	Management, Inc.	Private, Inc.	Adjustments
	2011	2011	DR	CR	Note 4	Consolidated
ASSETS
Current assets:
Cash	$1,116	$8,060				$9,176
Accounts receivable	-	353,444				353,444
Deferred Cost	-	38,982				38,982

Total current assets	1,116	400,486				401,602
Note and interest receivable	90,380			90,380	a	-
Fixed assets, net Other assets	-	3,680				3,680
License	3,970,575					3,970,575
Deposit	-	2,278				2,278
Total other assets						3,972,853
Total assets	$4,062,071	$406,444				$4,378,135

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	19,381	344,970				364,351
Advance receivable from customer		17,000				17,000
Deferred revenue	-	133,629				133,629
Note payable - related party	16,313					16,313
Loans payable from related parties	-	216,244				216,244
Total current liabilities	35,694	711,843				747,537

Long-term liabilities
Notes payable-related party	-	90,380	90,380		a	-

Total Liabilities	35,694	802,223				747,537
Stockholders’ Equity (Deficit):
Common stock subscribed	4,070,575	-				4,070,575
Common stock, $0.001 par value; 16,000,000 shares authorized,; 16,000,000 issued and outstanding		16,000	16,000		b	-

Common stock, $0.001 par value; 200,000,000 shares authorized,; 75,430,000 issued and outstanding	75,430			16,000	b	91,430
Additional paid-in capital	18,000	-	137,628		b	(119,628)
Accumulated deficit	(137,628)	(411,779)		137,628	b	(411,779)

Total stockholders’ equity (deficit)	4,026,377	(395,779)				3,630,598
Total liabilities and stockholders' equity (deficit)	$4,062,071	$406,444				$4,378,135

FRESH START PRIVATE MANAGEMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2011

	Fresh Start Private	Fresh Start
	Management, Inc.	Private, Inc.	Adjustments
	2011	2011	DR	CR	Note 4	Consolidated

Revenue	$-	334,080				$334,080

Cost of revenue	-	166,071				166,071

Gross profit	-	168,009				168,009

Costs and Expenses:
Consulting fees	10,000	141,570		10,000	b	141,570
Office and general	688	210,900		688	b	210,900
Professional fees	6,688	37,294		6,688	b	37,294

Total costs and expenses	17,376	389,764				389,764

Operating income (loss)	(17,376)	(221,755)				(221,755)
Other Income (loss)
Interest (expense)		(1,310)		1,310	a	-
Interest income	1,310		1,310		a	-

Net loss	$(16,066)	$(223,065)				$(221,755)

Net earnings (loss) per share:
Basic and diluted	$(0.01)	$(0.01)				$(0.00)

Weighted average common shares outstanding, basic and diluted	75,430,000	16,000,000				75,430,000

FRESH START PRIVATE MANAGEMENT, INC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2011

1. Basis of Presentation

Pursuant to a common stock share exchange agreement dated October 31, 2011 between Fresh Start Private Management, Inc (the “Company”) and Fresh Start Private, Inc. (“Fresh Start”); the Fresh Start shareholders agree to exchange all of their common stock in Fresh Start for 31.3% of the total restricted outstanding and issued shares of the Company.

Since not all information required for annual financial statements is included herein; the following unaudited pro forma condensed consolidated financial statements presented below should be read in conjunction with the Company’s Form 8K for the six months ended June 30, 2011 and the Fresh Start Private, Inc’s financial statements for the period ended June 30, 2011. These statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

The following unaudited pro forma condensed consolidated financial statements as of June 30, 2011 are presented as if the merger occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our financial position and results of operations actually would have been for the periods presented, nor do such financial statements purport to represent the results of future periods. The pro forma adjustments are based upon available information.

Based on a review of the accounting policies of Fresh Start, it is the Company management’s opinion that there are no material accounting differences between the accounting policies of Fresh Start Private, Inc. and Fresh Start Private Management, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.   No potential costs savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transactions.

2. Business Acquisition

The share exchange agreement as described above is intended to qualify as a tax-free exchange pursuant to Section 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

3. Pro Forma Assumptions

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

a) All of the Fresh Start Private Inc’s. common shareholders agree to exchange all of their common stock in Fresh Start Private Management Inc., equal to 100% of the issued and outstanding shares, for 37,000,000 of the Company’s restricted common shares representing 31.3% of the total number of issued and outstanding shares of the Company as of October 31, 2011

b.) The exchange agreement will be accounted for as a reverse merger and a tax-free reorganization.

4. Unaudited Pro Forma Adjustments
a.) To record the Notes payable issued by Fresh Start Private Inc. to the Company and related accrued interest and interest (expense) and income
b.) These adjustments reflect the recapitalization as a result of the transactions related to the share exchange

5. Pro Forma Share Capital

Pro forma share capital at reverse merged date has been determined as follows:

Issued common shares of:	Number of shares	Par Value	Additional Paid-in capital	Amount
Fresh Start Private Management, Inc.	118,141,938	118,142	18,000	130,430
Fresh Start Private, Inc.	0	0	0	0

Pro-forma balance	118,141,938	118,142	18,000	130,430